As filed with the Securities and Exchange Commission on May 6, 2014

Registration No. 333-143250

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AutoNation, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	73-1105145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 SW 1st Ave Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

2007 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(Full title of the plan)

Jonathan P. Ferrando

Executive Vice President—General Counsel, Corporate Development and Human Resources

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(Name and address of agent for service)

954-769-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by AutoNation, Inc. (the “Company”) on May 25, 2007 (File No. 333-143250) (the “Registration Statement”) is being filed for the purpose of deregistering 838,232 unissued shares of the Company’s common stock that were originally registered for issuance and remained available under the 2007 Non-Employee Director Stock Option Plan (the “Plan”).

The Company hereby deregisters 838,232 shares of the Company’s common stock, which represent the shares that remained unissued and available under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on May 6, 2014.

AutoNation, Inc.

By:	/s/ MICHAEL J. JACKSON
Name:	Michael J. Jackson
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ MICHAEL J. JACKSON Michael J. Jackson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 6, 2014

/S/ CHERYL SCULLY Cheryl Scully	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2014

/S/ MICHAEL J. STEPHAN Michael J. Stephan	Vice President – Corporate Controller (Principal Accounting Officer)	May 6, 2014

/S/ ROBERT J. BROWN Robert J. Brown	Director	May 6, 2014

/S/ RICK L. BURDICK Rick L. Burdick	Director	May 6, 2014

/S/ DAVID B. EDELSON David B. Edelson	Director	May 6, 2014

/S/ ROBERT R. GRUSKY Robert R. Grusky	Director	May 6, 2014

/S/ MICHAEL LARSON Michael Larson	Director	May 6, 2014

/S/ MICHAEL E. MAROONE Michael E. Maroone	Director	May 6, 2014

/S/ CARLOS A. MIGOYA Carlos A. Migoya	Director	May 6, 2014

/S/ G. MIKE MIKAN G. Mike Mikan	Director	May 6, 2014